SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2012 (July 27, 2012)

Education Management Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-34466	25-1119571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sixth Avenue, Pittsburgh, Pennsylvania		15222
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (412) 562-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 27, 2012, Education Management Corporation (the “Company”) announced that, effective as of August 15, 2012, John R. McKernan, Jr. will no longer serve as Chairman of the Company’s Board of Directors (the “Board”) but will remain a member of the Board. Also, effective as of August 15, 2012:

•	Todd S. Nelson, who currently serves as the Company’s Chief Executive Officer, will succeed Mr. McKernan as Chairman of the Board;

•	Edward H. West, who currently serves as the Company’s President and Chief Financial Officer, will become its President and Chief Executive Officer; and

•	Randall Killeen, currently the Company’s Vice President – Controller, will serve as acting Chief Financial Officer of the Company.

Mr. Nelson, who is 53 years old, has served as the Company’s Chief Executive Officer since February 2007.

Mr. West, who is 46 years old, has served as the Company’s President and Chief Financial Officer since December 2008. Prior to that, Mr. West previously served as the Company’s Executive Vice President and Chief Financial Officer from June 2006 until December 2008.

Mr. Killeen, who is 50 years old, has served as the Company’s Vice President and Controller since April 2009. Prior to that, he served as Vice President – Internal Audit of the Company from July 2008 to April 2009. Mr. Killeen joined the Company following a 20 year career with Alcoa Inc., where he most recently served as Vice President – Global Primary Products Growth from 2005 until July 2008.

A copy of the July 27, 2012 press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(a)	None.

(b)	None.

(c)	None.

(d)	Exhibits:

Exhibit 99.1	Press release, dated July 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION MANAGEMENT CORPORATION

By:	/s/ Edward H. West
Edward H. West
President and Chief Financial Officer

Dated: July 27, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated July 27, 2012.